UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2010

Gateway Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 4100
Houston, Texas 77001
 (Address of principal executive office)(Zip Code)

(713) 336-0844
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors (the “Board”) of Gateway Energy Corporation, a Delaware corporation (the “Company”), has determined that the Company should explore various strategic alternatives available to the Company to maximize stockholder value. To oversee this process, the Board has established an Special Committee, consisting solely of four independent directors of the Board (the “Committee”).

On April 1, 2010, the Company announced that the Committee has engaged Growth Capital Partners, L.P. as its independent financial advisor.  Strategic alternatives may include, but are not limited to, a sale of the corporation, merger or other business combination, a sale of a material portion of the Company's assets, or an acquisition, among other alternatives.

The Company does not intend to disclose developments with respect to the strategic review process until its Board has approved a definitive transaction or strategic option, unless otherwise determined by law.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                              Description of Exhibit

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Energy Corporation

By:   /s/  Robert Panico
Robert Panico
President and Chief Executive Officer

Date: April 1, 2010

EXHIBIT INDEX

Exhibit No.                                Description of Exhibit

99.1	Press Release.